Contacts:	Media:
Corporate:	GendeLLindheim BioCom Partners
Steven D. Rubin	Barbara Lindheim
305 575 6000	212 918-4650

OPKO HEALTH COMPLETES ACQUISITION OF OPHTHALMIC TECHNOLOGIES, INC.

MIAMI, FL - November 29, 2007- OPKO Health Inc. (AMEX: OPK) today announced that it has completed the previously announced acquisition of Ophthalmic Technologies, Inc. (OTI), a privately owned Canadian company providing innovative ocular imaging systems to eye care professionals worldwide.

“OPKO has already made excellent progress in integrating OTI as we have actively worked together over the past months to prepare for the recent market introduction of our breakthrough Spectral SLO OCT system,” said Rishard Weitz, President of OTI. “Our team believes there is the potential for powerful synergies between OPKO’s therapeutics pipeline and the diagnostic systems and devices used by eye care professionals, and we expect OTI to continue to play an important strategic role in OPKO’s plans for a broadly based ophthalmic business.”

OTI provides technologically advanced, easy-to-use diagnostic and imaging equipment to the ophthalmology community, marketing a full line of ultrasound and imaging products for both routine and specialized situations. Its new Spectral SLO OCT system is a breakthrough product offering unique advantages over current technology and providing a flexible platform capable of processing a wide variety of diagnostic tests. OTI has a growing distributor network that currently covers more than 40 countries.

Further details of the agreement will be included in the company’s 8-K filing with the Securities and Exchange Commission.

About OPKO Health, Inc.
Miami-based OPKO is a specialty healthcare company. Its lead investigational drug, the pioneering gene silencing agent bevasiranib, has entered a pivotal Phase III trial after successfully completing Phase II trials for wet age-related macular degeneration and diabetic macular edema. OPKO is developing a preclinical pipeline of novel agents for ophthalmic diseases and markets diagnostic systems that complement its therapeutic products. For more information visit the company’s website at www.opko.com.

This press release contains "forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the powerful synergies between our therapeutics pipeline and the diagnostic systems and devices used by eye care professionals, our belief OTI is an excellent strategic foundation for our ophthalmics diagnostics business, our product development efforts, our ability to develop a preclinical pipeline of novel agents for ophthalmic diseases, our ability to market diagnostic systems that complement our therapeutic products, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include an inability to integrate OTI and other acquisitions into OPKO’s business, those factors described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including the risks that enrollment of patients for the Phase III clinical trial for bevasiranib, may not be successful, that the Phase III clinical trial itself may not be completed on a timely basis or at all, that any of our compounds under development, including bevasiranib, may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

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